Exhibit 99.1

2835 Miami Village Drive Dayton, OH 45342

NEWS RELEASE

For media information:	For investor information:

Dian Terry (937) 242-4781 dian.terry@teradata.com	Gregg Swearingen (937) 242-4600 gregg.swearingen@teradata.com

For Release on August 6, 2009

Teradata Announces 2009 Second Quarter Results

DAYTON, Ohio – Teradata Corporation (NYSE: TDC), the world’s largest company solely focused on data warehousing and enterprise analytics, today reported revenue of $421 million for the quarter ended June 30, 2009, a decrease of 7 percent from $455 million in the second quarter of 2008. Revenue decreased 2 percent from the second quarter of 2008, when adjusted for 5 percentage points of negative impact from currency fluctuation.(1)

Gross margin in the second quarter was 55.3 percent, versus 54.7 percent in the second quarter of 2008. Product gross margin declined due to lower volume and foreign currency translation, while service gross margin increased due to higher professional services margin, as Teradata effectively managed expenses while increasing the productivity of the company’s professional services resources.

Selling, general and administrative expenses were down $10 million from the second quarter of 2008, while research and development expenses increased $2 million from the prior-year period.

Teradata reported second-quarter net income of $62 million, or $0.36 per diluted share, compared to net income of $69 million, or $0.38 per diluted share, in the second quarter of 2008.

“Teradata delivered another good quarter, and for the first half of 2009, revenues were up 1 percent in constant currency, and earnings per share were the same as prior year. This was a solid start, considering the economic environment. These results also included increased investments in R&D, market coverage and strategic partnerships, which are key to our future. The entire organization executed well, delivering significant customer wins and expansions,

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improving gross margins and managing costs,” said Mike Koehler, president and chief executive officer of Teradata Corporation.

“In the second quarter, we announced our expanded partnership with SAP and released Teradata 13, a very significant database release in terms of performance boost, new features and functionalities. In addition, we released data warehouse firsts such as storage virtualization and automated multi-temperature data management.

“We continue to advance our technology lead in data warehousing across all of our platforms. We have a strong business model, and we are focused on bringing value to our customers today and for years to come.”

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

Americas

Teradata generated $229 million of revenue in its Americas region in the second quarter of 2009, down 3 percent from $236 million in the second quarter of 2008. Revenue declined 1 percent, when adjusted for 2 percentage points of negative impact from currency translation.(1)

Gross margin in the Americas region in the quarter was 58.1 percent, compared to 57.6 percent in the second quarter of 2008. Gross margin in the quarter was higher due to improved professional services gross margin, which benefited from higher utilization rates, lower outside contractor expense and overall cost management.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the second quarter of 2009 was $118 million, down 8 percent from $128 million generated in the second quarter of 2008. Revenue increased 6 percent when adjusted for currency translation, which negatively impacted the revenue comparison in the EMEA region by 14 percentage points.(1)

Gross margin in the EMEA region was 54.2 percent, versus 53.1 percent in the second quarter of 2008. Gross margin in EMEA improved in the second quarter of 2009 due to improved professional services margin, which offset the effects of foreign currency translation and an adverse mix of hardware content and third-party products.

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Asia Pacific / Japan (APJ)

Teradata generated $74 million of revenue in its APJ region in the quarter, a 19 percent decrease from $91 million in the second quarter of 2008. The revenue decline in the APJ region was 17 percent, when adjusted for 2 percentage points of negative impact from currency translation.(1)

Gross margin in the APJ region in the quarter was 48.6 percent, compared to 49.5 percent in the second quarter of 2008. Gross margin in the APJ region was lower due to the impact of lower product volume and the resulting adverse mix of product versus services revenues, which was somewhat offset by improved professional services margin.

Operating Income

Second-quarter operating income of $84 million was down from $92 million reported in the second quarter of 2008, as gross margin improvement, lower selling, general and administrative expense and the impact of currency translation were offset by lower revenue and volume, higher research and development expense and incremental investment in new sales territories.

Other Items

“Other Income” declined $2 million from the second quarter of 2008 as interest income was offset by normal recurring fees associated with the company’s operational financing activities. The lower interest rate environment negatively impacted interest income, despite Teradata having $271 million more in cash and short-term investments than at the end of the second quarter of 2008.

The effective income tax rate in the second quarter of 2009 was 26.2 percent, versus 26.6 percent in the prior-year period.

Cash Flow

During the second quarter of 2009, Teradata generated $103 million of cash from operating activities, compared to $85 million in the prior-year period. Capital expenditures in the second quarter of 2009 were $20 million, compared to $23 million in the second quarter of 2008. Teradata generated $83 million of free cash flow (cash from operations less capital expenditures

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and additions to capitalized software)(2) in the second quarter of 2009, versus generating $62 million in the same period in 2008.

During the first six months of 2009, Teradata generated $268 million of cash from operating activities, compared to $228 million in the prior-year period. Capital expenditures in the first half of 2009 were $40 million, compared to $43 million in the same period in 2008. During the first two quarters of 2009, Teradata generated $228 million of free cash flow, versus $185 million in the same period in 2008.

	For the periods ended June 30 (in millions)
	Three Months		Six Months
	2009	2008	2009	2008
Net Income (GAAP)	$62	$69	$107	$111

Cash provided by operating activities (GAAP)	$103	$85	$268	$228

Less capital expenditures for:

Expenditures for property and equipment	(4)	(7)	(13)	(11)

Additions to capitalized software	(16)	(16)	(27)	(32)

Total capital expenditures	(20)	(23)	(40)	(43)

Free Cash Flow (non-GAAP measure) (2)	$83	$62	$228	$185

Free Cash Flow as a percentage of Net Income(2)	134%	90%	213%	167%

Balance Sheet

Teradata ended the second quarter of 2009 with $638 million in cash, a $67 million increase from March 31, 2009. In addition, the company used approximately $30 million of cash to repurchase approximately 1.4 million shares during the second quarter of 2009. During the first six months of 2009, the company used approximately $50 million to repurchase approximately 2.7 million shares.

Guidance

Although the global economic environment continues to impact capital expenditures by companies, and limits visibility into demand for the foreseeable future, Teradata expects earnings

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per share to be in the $1.22 to $1.28 range for the full year 2009. For the full year, the company continues to expect selling, general and administrative expenses to be flat to down from 2008. Within this previously discussed expectation, the company expects higher selling expense, as well as higher research and development expense and amortization of capitalized software in the second half of the year, compared to these items in the first half of the year.

2009 Second-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (EDT) to discuss the company’s second-quarter 2009 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence through data warehousing, data warehouse appliances, consulting services and enterprise analytics. Teradata is in more than 60 countries and on the web at www.teradata.com.

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Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates. See the foreign currency schedule on the investor page of the company’s web site www.teradata.com/investor.

	For the Periods Ended June 30
$ millions	Three Months				Six Months
Revenue	2009	2008	% Change As Reported	% Change Constant Currency	2009	2008	% Change As Reported	% Change Constant Currency
Products (hardware/software)	$185	$221	(16)%	(12)%	$342	$386	(11)%	(6)%

Professional and installation-related services	127	126	1%	7%	233	$233	—%	7%
Maintenance services	109	108	1%	6%	213	211	1%	6%

Total services	236	234	1%	6%	446	444	—%	6%

Total revenue	$421	$455	(7)%	(2)%	$788	$830	(5)%	1%

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	For the Periods Ended June 30
$ millions	Three Months				Six Months
Revenue	2009	2008	% Change As Reported	% Change Constant Currency	2009	2008	% Change As Reported	% Change Constant Currency

Revenue – by segment

Americas	$229	$236	(3)%	(1)%	$434	$446	(3)%	(1)%

EMEA	118	128	(8)%	6%	215	231	(7)%	9%

APJ	74	91	(19)%	(17)%	139	153	(9)%	(6)%

Total revenue	$421	$455	(7)%	(2)%	$788	$830	(5)%	1%

2.	Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP; therefore Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company, and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for – among other things – investment in the company’s existing businesses; strategic acquisitions; strengthening the company’s balance sheet; repurchase of company stock; and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the current global economic downturn and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data enterprise warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission and the company’s annual reports to stockholders The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended June 30
	Three Months			Six Months
	2009	2008	% Chg	2009	2008	% Chg
Revenue
Products	$185	$221	-16%	$342	$386	-11%
Services	236	234	1%	446	444	0%

Total revenue	421	455	-7%	788	830	-5%

Product gross margin	119	146		222	251
% of Revenue	64.3%	66.1%		64.9%	65.0%
Services gross margin	114	103		211	192
% of Revenue	48.3%	44.0%		47.3%	43.2%

Total gross margin	233	249		433	443
% of Revenue	55.3%	54.7%		54.9%	53.4%

Selling, general and administrative expenses	122	132		232	248
Research and development expenses	27	25		57	50

Income from operations	84	92		144	145
% of Revenue	20.0%	20.2%		18.3%	17.5%

Interest and Other Income, net	—	2		—	5

Income before income taxes	84	94		144	150
% of Revenue	20.0%	20.7%		18.3%	18.1%

Income tax expense	22	25		37	39

% Tax rate	26.2%	26.6%		25.7%	26.0%

Net income	$62	$69		$107	$111

% of Revenue	14.7%	15.2%		13.6%	13.4%

Net income per common share
Basic	$0.36	$0.38		$0.62	$0.62
Diluted	$0.36	$0.38		$0.61	$0.61

Weighted average common shares outstanding
Basic	172.3	179.3		172.8	179.9
Diluted	173.9	181.2		174.1	181.8

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	June 30,	March 31,	December 31,	June 30,
	2009	2009	2008	2008
Assets

Current assets
Cash and cash equivalents	$638	$506	$402	$317
Short term investments	—	65	40	50
Accounts receivable, net	342	359	451	445
Inventories	45	52	44	42
Other current assets	73	67	78	55

Total current assets	1,098	1,049	1,015	909

Property and equipment, net	91	91	88	94
Capitalized software, net	93	84	80	74
Goodwill	108	108	110	106
Deferred income taxes	92	100	109	130
Other assets	22	27	28	39

Total assets	$1,504	$1,459	$1,430	$1,352

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$81	$80	$99	$94
Payroll and benefits liabilities	80	68	83	84
Deferred revenue	302	321	255	283
Other current liabilities	76	68	103	101

Total current liabilities	539	537	540	562

Pension and other postemployment plan liabilities	80	79	83	92
Other liabilities	27	30	30	7

Total liabilities	646	646	653	661

Stockholders’ equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding	—	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 181.3, 180.9, 180.5 and 179.8 shares issued at June 30, 2009, March 31, 2009, December 31, 2008 and June 30, 2008, respectively	2	2	2	2
Paid-in capital	592	580	572	537
Treasury Stock	(188)	(158)	(137)	(34)
Retained earnings	437	374	329	190
Accumulated other comprehensive income	15	15	11	(4)

Total stockholders’ equity	858	813	777	691

Total liabilities and stockholders’ equity	$1,504	$1,459	$1,430	$1,352

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended June 30
	Three Months		Six Months
	2009	2008	2009	2008
Operating activities
Net income	$62	$69	$107	$111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13	16	27	33
Stock-based compensation expense	6	5	11	10
Excess tax benefit from stock-based compensation	(1)	—	(1)	(1)
Deferred income taxes	8	10	16	16
Changes in assets and liabilities:
Receivables	17	(26)	105	76
Inventories	7	6	—	9
Current payables and accrued expenses	15	21	(33)	(38)
Deferred revenue	(24)	(16)	42	43
Other assets and liabilities	—	—	(6)	(31)

Net cash provided by operating activities	103	85	268	228

Investing activities
Proceeds from sales and maturities of short-term investments	65	—	65	—
Purchase of short-term investments	—	(50)	(25)	(50)
Expenditures for property and equipment	(4)	(7)	(13)	(11)
Additions to capitalized software	(16)	(16)	(27)	(32)
Purchased software license	—	(2)	—	(2)
Other investing activities and business acquisitions, net	2	—	6	(22)

Net cash used in investing activities	47	(75)	6	(117)

Financing activities
Repurchase of common stock	(30)	(34)	(50)	(72)
Excess tax benefit from stock-based compensation	1	—	1	1
Other financing activities, net	5	3	8	4

Net cash used in financing activities	(24)	(31)	(41)	(67)

Effect of exchange rate changes on cash and cash equivalents	6	(1)	3	3

Increase in cash and cash equivalents	132	(22)	236	47
Cash and cash equivalents at beginning of period	506	339	402	270

Cash and cash equivalents at end of period	$638	$317	$638	$317

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended June 30
	Three Months				Six Months
	2009	2008	% Change As Reported	% Change Constant Currency	2009	2008	% Change As Reported	% Change Constant Currency
Revenue

Americas	$229	$236	-3%	-1%	$434	$446	-3%	-1%
EMEA	118	128	-8%	6%	215	231	-7%	9%
APJ	74	91	-19%	-17%	139	153	-9%	-6%

Total revenue	421	455	-7%	-2%	788	830	-5%	1%

Segment gross margin

Americas	133	136			250	250
% of Revenue	58.1%	57.6%			57.6%	56.1%
EMEA	64	68			117	120
% of Revenue	54.2%	53.1%			54.4%	51.9%
APJ	36	45			66	73
% of Revenue	48.6%	49.5%			47.5%	47.7%

Total gross margin	233	249			433	443
% of Revenue	55.3%	54.7%			54.9%	53.4%

Selling, general and administrative expenses	122	132			232	248
Research and development expenses	27	25			57	50

Income from operations	$84	$92			$144	$145

% of Revenue	20.0%	20.2%			18.3%	17.5%